Exhibit 99.A

News For Immediate Release
El Paso Corporation to Present at Deutsche Bank Global High Yield Conference
HOUSTON, TEXAS, October 3, 2006—Mark Leland, executive vice president and chief financial officer of El Paso Corporation (NYSE:EP), will present tomorrow at the Deutsche Bank Annual Global High Yield Conference in Scottsdale, Arizona. The presentation will not be webcast, but slides will be available in the Investors section of El Paso’s Web site at www.elpaso.com at approximately 8 a.m. Central Time.
El Paso Corporation provides natural gas and related energy products in a safe, efficient, and dependable manner. The company owns North America’s largest natural gas pipeline system and one of North America’s largest independent natural gas producers. For more information, visit www.elpaso.com.
Contacts
Investor and Public Relations
Bruce L. Connery, Vice President
Office: (713) 420-5855
Fax: (713) 420-4417
Media Relations
Bill Baerg, Manager
Office: (713) 420-2906
Fax: (713) 420-4417